Exhibit 99.1
3M Completes Spin-off of Solventum
ST. PAUL, Minn., April 1, 2024 /PRNewswire/ -- Today, 3M completed the planned spin-off of its health care business, which formally launches Solventum Corporation as an independent company. Solventum is listed on the New York Stock Exchange as SOLV.
"This is an important day for 3M and Solventum, and I extend my sincere congratulations to members of both teams who have made this possible," said Mike Roman, 3M chairman and chief executive officer. "Both companies are positioned to pursue their respective growth and tailored capital allocation plans, and I am excited to see both companies succeed as they innovate new solutions and create value for their respective stakeholders."
Holders of 3M common stock received one share of Solventum common stock for every four shares of 3M common stock held at the close of business on March 18, 2024, the record date for the distribution. For U.S. federal income tax purposes, the distribution is generally intended to be tax-free to 3M shareholders. Additional information about this distribution is available here.
3M retained 19.9% of the outstanding shares of Solventum common stock, which will be monetized within five years following the spin-off.
Forward-Looking Statements
This news release contains forward-looking statements. You can identify these statements by the use of words such as "plan," "expect," "aim," "believe," "project," "target," "anticipate," "intend," "estimate," "will," "should," "could," "would," "forecast" and other words and terms of similar meaning. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, international trade, geopolitical, capital markets and other external conditions and other factors beyond the Company's control, including inflation, recession, military conflicts, natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) foreign currency exchange rates and fluctuations in those rates; (3) risks related to certain fluorochemicals, including liabilities related to claims, lawsuits, and government regulatory proceedings concerning various PFAS-related products and chemistries, as well as risks related to the Company's plans to exit PFAS manufacturing and discontinue use of PFAS across its product portfolio; (4) risks related to the proposed class-action settlement to resolve claims by public water systems in the United States regarding PFAS; (5) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2023 and any subsequent quarterly reports on Form 10-Q (the "Reports"); (6) competitive conditions and customer preferences; (7) the timing and market acceptance of new product and service offerings; (8) the availability and cost of purchased components, compounds, raw materials and energy due to shortages, increased demand and wages, supply chain interruptions, or natural or other disasters; (9)

unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from portfolio management actions and other evolving business strategies; (11) operational execution, including the extent to which the Company can realize the benefits of planned productivity improvements, as well as the impact of organizational restructuring activities; (12) financial market risks that may affect the Company's funding obligations under defined benefit pension and postretirement plans; (13) the Company's credit ratings and its cost of capital; (14) tax-related external conditions, including changes in tax rates, laws or regulations; (15) matters relating to the spin-off of the Company's Health Care business, including the risk that the expected benefits will not be realized; the risk that the costs or dis-synergies will exceed the anticipated amounts; potential business disruption; the diversion of management time; the impact of the transaction on the Company's ability to retain talent; potential impacts on the Company's relationships with its customers, suppliers, employees, regulators and other counterparties; the ability to realize the desired tax treatment; the risk that any consents or approvals required will not be obtained; risks under the agreements and obligations entered into in connection with the spin-off; and (16) matters relating to Combat Arms Earplugs ("CAE"), including those relating to, the August 2023 settlement that is intended to resolve, to the fullest extent possible, all litigation and alleged claims involving the CAE sold or manufactured by the Company's subsidiary Aearo Technologies and certain of its affiliates and/or 3M. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under "Cautionary Note Concerning Factors That May Affect Future Results" and "Risk Factors" in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The Company assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.
About 3M
3M (NYSE: MMM) believes science helps create a brighter world for everyone. By unlocking the power of people, ideas and science to reimagine what's possible, our global team uniquely addresses the opportunities and challenges of our customers, communities, and planet. Learn how we're working to improve lives and make what's next at 3M.com/news.
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Diane Farrow
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